UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 23, 2016

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 23, 2016, Macy's, Inc. ("Macy's") issued a press release announcing Macy's financial condition and results of operations for the 13 and 52 weeks ended January 30, 2016.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains certain non-GAAP financial measures of diluted earnings per share attributable to Macy's, Inc. shareholders, operating income and operating income as a percent of sales, excluding certain items, cash flow from operating activities net of cash used in investing activities, and changes in comparable sales on an owned plus licensed basis.  The excluded items include asset impairment charges, store closing and other costs and expenses associated with the early retirement of debt.  Management believes that diluted earnings per share attributable to Macy's, Inc. shareholders, operating income and operating income as a percent of sales, excluding certain items, are useful measures in evaluating Macy's ability to generate earnings from operations and that providing such measures will allow investors to more readily compare the earnings referred to in the press release to the earnings reported by Macy's in past and future periods.  Management believes that excluding certain items from these calculations is particularly useful where the amounts of such items are not consistent in the periods presented.  Management believes cash flow from operating activities net of cash used in investing activities is a useful measure in evaluating Macy's ability to generate cash from operations after giving effect to cash used by investing activities.  Management believes that excluding cash flows from financing activities from the calculation of this measure is particularly useful where the amounts of such items are not consistent in the periods presented.  Macy's licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, Macy's includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. Macy's does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales calculation on an owned basis.  Management believes that the amounts of commissions earned on sales of departments licensed to third parties are not material to its results of operations for the periods presented. Management believes that providing changes in comparable sales on an owned plus licensed basis is a useful measure to assist investors in evaluating Macy's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis. Management believes that providing changes in comparable sales on an owned plus licensed basis is particularly useful in evaluating the impact of changes in the manner in which certain departments are operated. However, the reader is cautioned that any non-GAAP financial measures provided by Macy's are provided in addition to, and not as alternatives for, Macy's reported results prepared in accordance with GAAP. Certain items that may have a significant impact on Macy's financial position, results of operations and cash flows must be considered when assessing Macy's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures. In addition, you should note that the amounts received by Macy's on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release of Macy's dated February 23, 2016.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: February 23, 2016	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Executive Vice President and Controller

    Index to Exhibits

Index

Number

99.1                                          Press Release of Macy's dated February 23, 2016.